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Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)    ☐

UNION BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation or organization if not a U.S. national bank)	94-0304228 (I.R.S. Employer Identification no.)
400 California Street San Francisco, California (Address of principal executive offices)	94104 (Zip Code)

General Counsel
Union Bank, National Association
400 California Street
Corporate Trust—12th Floor
San Francisco, California 94104
(415) 765-2945
(Name, address and telephone number of agent for service)

GCI, INC.
(Exact name of obligor as specified in its charter)

Alaska (State or other jurisdiction of incorporation or organization)	91-1820757 (I.R.S. Employer Identification no.)
2550 Denali Street, Suite 1000 Anchorage, Alaska (Address of Principal Executive Offices)	99503-2781 (Zip Code)

GCI, Inc.
$325,000,000 6 3/4% Senior Notes due 2021
(Title of Indenture Securities)

Item 1.    General Information.    Furnish the following information as to the Trustee—

  (a)
  Name and address of each examining or supervising authority to which it is subject.

      Office of the Comptroller of the Currency
      Washington, D.C. 20219

  (b)
  Whether it is authorized to exercise corporate trust powers.

      Yes.

Item 2.    Affiliations with the obligor.    If the obligor is an affiliate of the Trustee, describe each such affiliation.

        None.

Items 3-15.    Items 3-15 are not applicable because, to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this statement of eligibility.

  1.
  A copy of the Articles of Association of the Trustee as now in effect.*

  2.
  A copy of the certificate of authority of the Trustee to commence business, if not contained in the Articles of Association.*

  3.
  A copy of the authorization of the Trustee to exercise corporate trust powers, if such authorization is not contained in documents specified in paragraph (1) or (2) above.*

  4.
  A copy of the existing bylaws of the Trustee, or instruments corresponding thereto.*

  5.
  A copy of each Indenture referred to in Item 4, if the obligor is in default. Not applicable.

  6.
  The consents of United States institutional trustees required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

  8.
  A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Trust Indenture Act of 1939. Not applicable.

  9.
  Foreign trustees are required to file a consent to service of process of Form F-X [§269.5 of this chapter]. Not applicable.

*
Exhibits 1 through 4 are incorporated herein by reference to Form T-1 as presented in Exhibit 25.1 to Registration Statement on Form S-3, Registration No. 333-165578 filed with the Securities and Exchange Commission on March 19, 2010.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Union Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 22nd day of June, 2011.

Union Bank, National Association
By:	/s/ Patricia Phillips-Coward
	Name:	Patricia Phillips-Coward
	Title:	Vice President

 EXHIBIT 6

CONSENT OF THE TRUSTEE
REQUIRED BY SECTION 321(b) OF THE ACT

June 22, 2011

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

        In connection with the qualification of an indenture for senior indebtedness between GCI, Inc. (the "Company") and Union Bank, National Association (the "Trustee"), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

Union Bank, National Association
By:	/s/ Patricia Phillips-Coward
	Name:	Patricia Phillips-Coward
	Title:	Vice President

 EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION OF
Union Bank, N.A

of Los Angeles in the State of California, at the close of business March 31, 2011, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$ 1,170,755
Interest-bearing balances	1,964,115
Securities:
Held-to-maturity securities	1,339,213
Available-for-sale securities	20,280,669
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	24,474
Loans and lease financing receivables:
Loans and leases held for sale	23,967
Loans and leases, net of unearned income	47,715,811
LESS: Allowance for loan and lease losses	975,883
Loans and leases, net of unearned income and allowance	46,739,928
Trading assets	875,834
Premises and fixed assets	694,194
Other real estate owned	159,162
Investments in unconsolidated subsidiaries and associated companies	532,825
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	2,446,770
Other intangible assets	432,710
Other assets	3,505,730

Total assets	80,190,346

1

Dollar Amounts In Thousands
LIABILITIES
Deposits:
In domestic offices	57,556,922
Noninterest-bearing	18,085,279
Interest-bearing	39,471,643
In foreign offices, Edge and Agreement subsidiaries, and IBFs	1,453,090
Noninterest-bearing	0
Interest-bearing	1,453,090
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	112,531
Securities sold under agreements to repurchase	313,681
Trading liabilities	686,601
Other borrowed money	7,741,464
Subordinated notes and debentures	751,567
Other liabilities	1,250,706

Total liabilities	69,866,562

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	604,577
Surplus	6,601,472
Retained earnings	3,530,739
Accumulated other comprehensive income	-685,574
Other equity capital components	0
Noncontrolling (minority) interests in consolidated subsidiaries	272,570

Total bank equity capital	10,051,214
Total equity capital	10,323,784

Total liabilities, minority interest, and equity capital	80,190,346

2

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  Exhibit 25.1
  Item 1. General Information. Furnish the following information as to the Trustee—
  Item 2. Affiliations with the obligor. If the obligor is an affiliate of the Trustee, describe each such affiliation.
  Items 3-15. Items 3-15 are not applicable because, to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
  Item 16. List of Exhibits. List below all exhibits filed as a part of this statement of eligibility.
SIGNATURE
EXHIBIT 6 CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(b) OF THE ACT
EXHIBIT 7 CONSOLIDATED REPORT OF CONDITION OF Union Bank, N.A